Exhibit 99.1

HeartCore Reports Third Quarter 2023 Financial Results

NEW YORK and TOKYO, November 13, 2023 (GLOBE NEWSWIRE) — HeartCore Enterprises, Inc. (Nasdaq: HTCR) (“HeartCore” or “the Company”), a leading enterprise software and consulting services company based in Tokyo, reported financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 and Recent Operational Highlights

●	Q3 2023 Revenue of $4.7 million, 150% higher than Q3 2022.
●	Enterprise software revenue doubled compared to Q3 2022.
●	Consulting services revenues were only approximately $612,000, as client IPOs have been moved to Q4 2023.
●	Year-to-Date 2023 revenue of $18.5 million, 172% higher than Q3 2022.
●	Year-to-Date 2023 Net Loss of $1.8 million, or $(0.07) per share.
●	Launched its digital experience platform, Daishiwake platform into the U.S. and Japanese markets.
●	Awarded top market share (15%) in Japan for its CMS platform for eight consecutive years.
●	Signed eleventh Go IPO contract with GATES GROUP Inc.
●	Hired the New York-based sales team of Sabatini Global, further augmenting the Company’s headcount in the U.S.
●	Hosted Nasdaq Listing Guidance seminar for Japanese companies as part of the Company’s Go IPO business development efforts.
●	Engaged licensing agreement with Marushin Corporation for CONTROLIO software.
●	Partnered with INTRIX, Inc. to license HeartCore’s Content Management System (CMS).

Management Commentary

“HeartCore’s transformation continued in the third quarter, as we made progress across all facets of our business operations,” said CEO Sumitaka Kanno Yamamoto. “In October, our Content Management System (CMS) platform was awarded as the solution with top market share in Japan for the eighth consecutive year by ITR Corporation, an independent IT consulting research firm. As the market leader in Japan, we are now focused on growing our global footprint. Our acquisition of Sigmaways and the hiring of the New York-based sales team of Sabatini Global provides talented individuals and new technologies to expand our business in the dynamic U.S. market.

“The second and third quarters of 2023 did not turn out exactly like we expected for our consulting service clients, as the IPO market was turbulent, and markets were faced with rising interest rates and economic uncertainty. During the first nine months of 2023, we generated $6.4 million in revenue, primarily from valuation of warrants from our GO IPO consulting services business. Nearly all of that, over $5 million, occurred in the first quarter 2023 when two of our clients launched their IPOs. We have entered into consulting agreements with 11 companies to assist them in their IPO process. With two of them across the finish line and three more companies slated to IPO soon, we anticipate this segment of the business to be a vital growth engine for our organization that will drive significant revenue growth and add value to our balance sheet in the coming quarters.”

Third Quarter 2023 Financial Results

Revenues increased 150.4% to $4.7 million compared to $1.9 million in the same period last year. The increase was primarily due to increased revenue from customized software development and services as a result of the acquisition of Sigmaways and its subsidiaries, and an increase from Go IPO consulting services as the Company obtained more IPO consulting customers in 2023.

Gross profit increased 151.7% to $0.8 million from $0.3 million in the same period last year. The increase was primarily from increased maintenance and support services, customized software development and services, and Go IPO consulting services.

Operating expenses increased to $2.6 million from $2.3 million in the same period last year. The increase was primarily due to general and administrative expenses and research and development expenses, slightly offset by decreases in selling expenses.

Net loss was $2.5 million or $(0.11) per diluted share, compared to a net loss of $2.0 million or $(0.11) per diluted share, in the same period last year.

As of September 30, 2023, the Company had cash and cash equivalents of $2.2 million compared to $7.2 million in December 31, 2022.

Nine Months 2023 Financial Results

Revenues increased 171.6% to $18.5 million compared to $6.8 million in the same period last year. The increase was primarily due to an increase in Go IPO consulting service revenues and received warrants from customers, and an increase from customized software development and services as a result of Sigmaways and its subsidiaries.

Gross profit increased 176.5% to $8.0 million from $2.9 million in the same period last year. The increase was primarily due to an increase in Go IPO consulting service revenues and received warrants from customers, and an increase from customized software development and services as a result of Sigmaways and its subsidiaries.

Operating expenses increased to $8.9 million from $8.1 million in the same period last year. The increase was primarily due to increases in general and administrative expenses, offset by a decrease in selling expense, and research and development expenses.

Net loss was about $1.8 million or $(0.07) per diluted share compared to a net loss of $5.3 million or $(0.29) per diluted share, in the same period last year.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading enterprise software and consulting services company. HeartCore offers Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. HeartCore’s GO IPOSM consulting services helps Japanese-based companies go public in the U.S. Additional information about the Company’s products and services is available at and https://heartcore-enterprises.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believed,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gateway-grp.com

(949) 574-3860

HeartCore Enterprises, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

	For the nine months ended September 30,		For the three months ended September 30,
	2023	2022	2023	2022

Revenues	$18,518,431	$6,818,774	$4,688,908	$1,872,476
Cost of revenues	10,548,245	3,935,908	3,860,241	1,543,256
Gross profit	7,970,186	2,882,866	828,667	329,220

Operating expenses:
Selling expenses	1,330,747	1,706,250	274,043	771,496
General and administrative expenses	7,305,392	5,832,276	2,172,298	1,513,028
Research and development expenses	289,303	583,762	170,071	58,275
Total operating expenses	8,925,442	8,122,288	2,616,412	2,342,799

Loss from operations	(955,256)	(5,239,422)	(1,787,745)	(2,013,579)

Other income (expenses):
Changes in fair value of investments in marketable securities	(500,762)	-	(271,740)	-
Changes in fair value of investments in warrants	(294,565)	-	(460,672)	-
Interest income	64,633	32,256	14,363	21,707
Interest expenses	(125,073)	(39,361)	(42,619)	(10,500)
Other income	176,641	40,645	52,640	15,195
Other expenses	(62,701)	(58,050)	(25,947)	(2,826)
Total other income (expenses)	(741,827)	(24,510)	(733,975)	23,576

Loss before income tax provision	(1,697,083)	(5,263,932)	(2,521,720)	(1,990,003)

Income tax expense (benefit)	58,859	(10,906)	19,413	(19,069)

Net loss	(1,755,942)	(5,253,026)	(2,541,133)	(1,970,934)
Less: net loss attributable to non-controlling interest	(419,211)	-	(233,913)	-
Net loss attributable to HeartCore Enterprises, Inc.	$(1,336,731)	$(5,253,026)	$(2,307,220)	$(1,970,934)

Other comprehensive income (loss):
Foreign currency translation adjustment	(85,244)	428,118	(90,743)	128,705

Total comprehensive loss	(1,841,186)	(4,824,908)	(2,631,876)	(1,842,229)
Less: comprehensive loss attributable to non-controlling interest	(422,352)	-	(235,094)	-
Comprehensive loss attributable to HeartCore Enterprises, Inc.	$(1,418,834)	$(4,824,908)	$(2,396,782)	$(1,842,229)

Net loss per common share attributable to HeartCore Enterprises, Inc.
Basic	$(0.07)	$(0.29)	$(0.11)	$(0.11)
Diluted	$(0.07)	$(0.29)	$(0.11)	$(0.11)

Weighted average common shares outstanding
Basic	20,257,020	18,014,483	20,842,690	17,835,027
Diluted	20,257,020	18,014,483	20,842,690	17,835,027

The accompanying notes are an integral part of these unaudited consolidated financial statements.

HeartCore Enterprises, Inc.

Consolidated Balance Sheets

	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$2,199,565	$7,177,326
Accounts receivable	2,562,239	551,064
Investments in marketable securities	757,106	-
Prepaid expenses	683,327	538,230
Note receivable	300,000	-
Current portion of long-term note receivable	100,000	-
Due from related party	42,439	48,447
Other current assets	111,326	220,070
Total current assets	6,756,002	8,535,137

Non-current assets:
Property and equipment, net	752,940	203,627
Operating lease right-of-use assets	2,413,814	2,644,957
Intangible asset, net	4,675,000	-
Goodwill	3,276,441	-
Long-term investments in warrants	2,456,902	-
Long-term note receivable	200,000	-
Deferred tax assets	222,172	263,339
Security deposits	338,220	244,395
Long-term loan receivable from related party	184,076	246,472
Other non-current assets	67	661
Total non-current assets	14,519,632	3,603,451

Total assets	$21,275,634	$12,138,588

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,779,953	$497,742
Accrued payroll and other employee costs	558,394	360,222
Due to related party	7,859	402
Current portion of long-term debts	525,440	697,877
Insurance premium financing	122,279	-
Factoring liability	217,250	-
Operating lease liabilities, current	365,241	291,863
Finance lease liabilities, current	17,076	19,294
Income tax payables	103,935	2,747
Deferred revenue	1,740,877	1,724,519
Other current liabilities	222,089	53,027
Total current liabilities	5,660,393	3,647,693

Non-current liabilities:
Long-term debts	1,351,830	1,123,735
Operating lease liabilities, non-current	2,113,917	2,421,054
Finance lease liabilities, non-current	68,535	459
Deferred tax liabilities	1,309,000	-
Other non-current liabilities	197,817	138,018
Total non-current liabilities	5,041,099	3,683,266

Total liabilities	10,701,492	7,330,959

Shareholders’ equity:
Preferred shares ($0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively)	-	-
Common shares ($0.0001 par value, 200,000,000 shares authorized; 20,842,690 and 17,649,886 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively)	2,083	1,764
Additional paid-in capital	19,431,987	15,014,607
Accumulated deficit	(11,910,310)	(10,573,579)
Accumulated other comprehensive income	282,734	364,837
Total HeartCore Enterprises, Inc. shareholders’ equity	7,806,494	4,807,629
Non-controlling interest	2,767,648	-
Total shareholders’ equity	10,574,142	4,807,629

Total liabilities and shareholders’ equity	$21,275,634	$12,138,588

The accompanying notes are an integral part of these unaudited consolidated financial statements.

HeartCore Enterprises, Inc.

Unaudited Consolidated Statements of Cash Flows

	For the nine months ended September 30,
	2023	2022

Cash flows from operating activities
Net loss	$(1,755,942)	$(5,253,026)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expenses	495,200	64,398
Gain on disposal of property and equipment	(4,737)	-
Amortization of debt issuance costs	2,257	3,051
Non-cash lease expense	254,876	207,549
Loss on termination of lease	76	-
Deferred income taxes	(109,690)	(5,843)
Stock-based compensation	1,267,699	1,225,477
Warrants received as noncash consideration	(4,009,335)	-
Changes in fair value of investments in marketable securities	500,762	-
Changes in fair value of investments in warrants	294,565	-
Changes in assets and liabilities:
Accounts receivable	(322,583)	168,021
Prepaid expenses	187,269	(56,553)
Other assets	(23,982)	(142,967)
Accounts payable and accrued expenses	597,247	(96,238)
Accrued payroll and other employee costs	7,471	59,059
Due to related party	7,562	3,098
Operating lease liabilities	(231,499)	(213,691)
Finance lease liabilities	-	(370)
Income tax payables	101,058	(7,704)
Deferred revenue	200,256	45,938
Other liabilities	83,809	(206,569)
Net cash flows used in operating activities	(2,457,661)	(4,206,370)

Cash flows from investing activities
Purchases of property and equipment	(516,658)	(41,672)
Proceeds from disposal of property and equipment	24,935	-
Advances on note receivable	(600,000)	-
Repayment of loan provided to related party	34,823	33,042
Payment for acquisition of subsidiary, net of cash acquired	(724,910)	-
Net cash flows used in investing activities	(1,781,810)	(8,630)

Cash flows from financing activities
Proceeds from initial public offering, net of issuance cost	-	13,602,554
Proceeds from issuance of common shares prior to initial public offering	-	220,572
Repurchase of common shares	-	(3,500,000)
Payments for finance leases	(16,537)	(29,051)
Proceeds from long-term debt	219,427	258,087
Repayment of long-term debts	(584,779)	(699,407)
Repayment of insurance premium financing	(266,756)	(298,886)
Net proceeds from factoring arrangement	217,250	-
Payments for debt issuance costs	(656)	(1,030)
Payment for mandatorily redeemable financial interest	-	(430,489)
Net cash flows provided by (used in) financing activities	(432,051)	9,122,350

Effect of exchange rate changes	(306,239)	(200,981)

Net change in cash and cash equivalents	(4,977,761)	4,706,369

Cash and cash equivalents - beginning of the period	7,177,326	3,136,839

Cash and cash equivalents - end of the period	$2,199,565	$7,843,208
	-
Supplemental cash flow disclosures:
Interest paid	$59,290	$38,387
Income taxes paid	$91,657	$3,013

Non-cash investing and financing transactions
Payroll withheld as repayment of loan receivable from employees	$-	$12,034
Liabilities assumed in connection with purchase of property and equipment	$9,602	$17,731
Share repurchase liability settled by issuance of common shares	$-	$16
Operating lease right-of-use asset obtained in exchange for operating lease liability	$317,040	$-
Finance lease right-of-use asset obtained in exchange for finance lease liability	$93,117	$-
Remeasurement of operating lease liability and right-of-use asset due to lease modification	12,579	-
Deferred offering costs recognized against the proceeds from the offering	$-	$178,847
Insurance premium financing	$389,035	$388,538
Common shares issued for acquisition of subsidiary	$3,150,000	$-
Investments in warrants converted to marketable securities	$1,257,868	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.